Exhibit 99.1

Refco Group Ltd., LLC	Company Contact:
One World Financial Center	For Refco Group Ltd., LLC
200 Liberty Street – Tower A	Roger Ma
New York, NY 10281	212-587-6355
212-693-7000	rma@refco.com
www.refco.com
For Cargill Investor Services
Lori Johnson
952-742-6194
Lori_Johnson@Cargill.com

Geraldine O’Shea
44.1932.861.408
Geraldine_O’Shea@Cargill.com

REFCO GROUP LTD., LLC COMPLETES ACQUISITION OF GLOBAL
BROKERAGE OPERATIONS OF CARGILL INVESTOR SERVICES

NEW YORK, September 1, 2005 - Refco Group Ltd., LLC, a wholly-owned subsidiary of Refco Inc. (NYSE:RFX), a leading provider of execution and clearing services for exchange-traded derivatives and one of the world’s largest derivative brokers, announced today the closing of its acquisition of the global brokerage operations of Cargill Investor Services (CIS).  The closing of the transaction enables Refco and CIS to consolidate strategies that focus on providing global clients with non-conflicted access to exchange-traded derivative and related brokerage markets.  The new operation will be rebranded under the Refco banner as Refco Investment Services.

“The completion of this acquisition is great news for Refco, CIS and most importantly, our clients,” said Phillip Bennett, President, Chief Executive Officer and Chairman of Refco Inc. “Our combined operations provide our clients with enhanced capabilities that are of increasing importance in the global marketplace.”

About Cargill Investor Services (CIS)

CIS was a wholly-owned but separately managed subsidiary of Cargill, Incorporated, an international provider of food, agricultural and risk management products and services.  With 124,000 employees in 59 countries, Cargill is committed to using its knowledge and experience to collaborate with customers to help them succeed.  For more information on Cargill and its business units, please visit www.cargill.com.

About Refco Group Ltd., LLC

Refco Group Ltd, LLC, is a wholly-owned subsidiary of Refco Inc. (NYSE: RFX), a diversified financial services organization with operations in 14 countries and an extensive global institutional and retail client base. Refco’s worldwide subsidiaries are members of principal U.S. and international exchanges, and are among the most active members of futures exchanges in Chicago, New York, London and Singapore. In addition to its futures brokerage activities, Refco is a major broker of cash market products, including foreign exchange, foreign exchange options, government securities, domestic and international equities, emerging market debt, and OTC financial and commodity products. Refco is one of the largest global clearing firms for derivatives.  For more information, visit www.refco.com.

Cautionary Note regarding Forward-Looking Statements

In this press release, we make forward looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact made in this press release are forward looking statements. These forward looking statements are based on assumptions that we have made in light of our industry experience and on our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond our control) and assumptions. Although we believe that these forward looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in the forward looking statements, including (i) changes in domestic and international market conditions, (ii) competition, (iii) our ability to attract and retain customers, (iv) our relationships with introducing brokers, (v) retention of our management team, (vi) our ability to manage our growth or integrate future acquisitions, (vii) our exposure to significant credit risks with respect to our customers, (viii) international operations and expansion, (ix) systems failures, (x) the performance of third-party suppliers, (xi) changes in regulations or exchange membership requirements, (xii) the effectiveness of compliance and risk management methods, (xiii) potential litigation or investigations, (xiv) employee or introducing broker misconduct or errors, (xv) reputational harm; (xvi) changes in capital requirements; and (xvii) other factors. Because of these factors, we caution that you should not place undue reliance on any of our forward looking statements. Further, any forward looking statement speaks only as of today. New risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.